EXHIBIT 99.2

Kentucky First Federal Bancorp

CKF Bancorp, Inc.

Hazard, Kentucky; Frankfort, Kentucky; Danville, Kentucky and Lancaster, Kentucky

For Immediate Release December 4, 2012

For information, contact:

Kentucky First Federal Bancorp

Don Jennings, President/COO

(502) 223-1638

CKF Bancorp, Inc.

William H. Johnson, President/CEO

(859) 236-4181

Kentucky First Federal Bancorp and CKF Bancorp, Inc. Announce Date of Merger

Kentucky First Federal Bancorp (Nasdaq: KFFB) (“Kentucky First”), the holding company for First Federal Savings and Loan Association of Hazard and First Federal Savings Bank of Frankfort, and CKF Bancorp, Inc. (“CKF Bancorp”), the holding company for Central Kentucky Federal Savings Bank, announced today that they had selected December 31, 2012, as the anticipated closing date for the merger of CKF Bancorp into Kentucky First and the concurrent merger of Central Kentucky Federal Savings Bank into First Federal Savings Bank of Frankfort.

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values, the impact of interest rates on financing, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Company and the ability of First Federal MHC to waive dividends and changes in the securities markets. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.